As filed with the United States Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Odysight.ai Inc.

(Exact name of registrant as specified in its charter)

Nevada	47-4257143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

12 Abba Hillel Silver RD, Sasson Hugi Tower

Ramat Gan 5250606, Israel

(Address of principal executive offices) (Zip Code)

ODYSIGHT.AI INC. 2024 SHARE INCENTIVE PLAN

(Full title of the plan)

State Agent and Transfer Syndicate, Inc.

112 North Curry St.

Carson City, Nevada 89703

Tel: (775) 882-1013

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv, Israel 6701101 Telephone: +972 (0) 3.636.6000	Aviram Hazak, Adv. Joshua Ravitz, Adv. Herzog, Fox & Neeman Law Offices Herzog Tower, 6 Yitzhak Sadeh St. Tel Aviv 6777506, Israel Telephone: +972 (0) 3.692.2020

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for Odysight.ai Inc. (the “Company”) to register an additional 777,000 shares of common stock, par value $0.001 per share, for issuance under the Company’s 2024 Share Incentive Plan (the “2024 Plan”). In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-287640) filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2025 are hereby incorporated by reference herein and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registration Information and Employee Plan Annual Information*

*The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participants in the 2024 Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the Commission, and the Note to Part I of Form S-8. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(i)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 19, 2026 (the “Annual Report”);

(ii)	the Registrant’s Current Reports on Form 8-K (other than the information furnished pursuant to Item 2.02 or 7.01 thereof or related exhibits furnished pursuant to Item 9.01 thereof) filed with the Commission on January 5, 2026, March 19, 2026, March 27, 2026, March 31, 2026 and April 10, 2026 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(iii)	the description of the Registrant’s common stock, included as Exhibit 4.1 to the Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any such document or such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 to our Registration Statement on Form S-1 filed with the Commission on July 17, 2023)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on June 8, 2023)

5.1*	Opinion of Greenberg Traurig, P.A. (including consent)

23.1*	Consent of Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm

23.2*	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	2024 Share Incentive Plan (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1 filed with the Commission on June 24, 2024)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat Gan, State of Israel, on the 13 day of May, 2026.

ODYSIGHT.AI INC.

By:	/s/ Yehu Ofer
Yehu Ofer
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Odysight.ai Inc., a Nevada corporation, do hereby constitute and appoint Yehu Ofer, Chief Executive Officer, and Einav Brenner, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including post-effective amendments, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yehu Ofer	Chief Executive Officer	May 13, 2026
Yehu Ofer	(Principal Executive Officer)

/s/ Einav Brenner	Chief Financial Officer	May 13, 2026
Einav Brenner	(Principal Financial and Accounting Officer)

/s/ Benad Goldwasser	Chairman of the Board	May 13, 2026
Benad Goldwasser

/s/ Zeev Vurembrand	Director	May 13, 2026
Zeev Vurembrand

/s/ Moshe (Mori) Arkin	Director	May 13, 2026
Moshe (Mori) Arkin

/s/ Inbal Kreiss	Director	May 13, 2026
Inbal Kreiss

/s/ Nir Nimrodi	Director	May 13, 2026
Nir Nimrodi

/s/ Jackson Schneider	Director	May 13, 2026
Jackson Schneider

/s/ Ronit Rubin	Director	May 13, 2026
Ronit Rubin

/s/ Carlo Papa	Director	May 13, 2026
Carlo Papa